EXHIBIT 4


                              PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT, entered into as of March 27, 2000, between E-NEWCO, INC., a Delaware corporation (the "Company"), and JON V. DIAMOND (the "Purchaser").

                             W I T N E S S E T H:

      WHEREAS, the Purchaser has purchased from the Company 110 shares of the Company's Common Stock (the "Shares"); and

      WHEREAS, the Company has loaned to the Purchaser the sum of $410,955.05 which the Purchaser has used to pay the purchase price of the Shares; and

      WHEREAS, the Purchaser has executed and delivered to the Company a partially- recourse promissory note evidencing such loan (the "Note") and has agreed to pledge all of the Shares to the Company as security for the payment of the Note:

      NOW, THEREFORE, it is agreed as follows:

     1. The Purchaser hereby delivers to the Company one or more certificates representing the Shares, together with two Assignments Separate From Certificate signed by the Purchaser. The Purchaser hereby pledges and grants a security interest in the Shares, including any shares into which the Shares may be converted and all proceeds of the Shares, as security for the timely payment of all of the Purchaser's obligations under the Note and for the Purchaser's performance of all of its obligations under this Agreement. In the event of a default in payment of the Note, the Purchaser hereby appoints the Company as his true and lawful attorney to take such action as may be necessary or appropriate to cause the Shares to be transferred into the name of the Company or any assignee of the Company and to take any other action on behalf of the Purchaser permitted hereunder or under applicable law.

     2. The Company agrees to hold the Shares as security for the timely payment of all of the Purchaser's obligations under the Note and for the Purchaser's performance of all of its obligations under this Agreement, as provided herein. At no time shall the Company dispose of or encumber the Shares, except as otherwise provided in this Agreement or the Restricted Stock Purchase Agreement dated as of the date hereof between the Company and the Purchaser (the "Restricted Stock Purchase Agreement").

     3. At all times while the Company is holding the Shares as security under this Agreement, the Company shall:

           (a) Collect any dividends that may be declared on the Shares and credit such dividends against any accrued interest or unpaid principal under the Note, as part payment;

           (b) Collect and hold any shares that may be issued upon conversion of the Shares; and

           (c) Collect and hold any other securities or other property that may be distributed with respect to the Shares.


Such shares and other securities or property shall be subject to the security interest granted in Section 1 of this Agreement and shall be held by the Company under this Agreement.

     4. While the Company holds the Shares as security under this Agreement, the Purchaser shall have the right to vote the Shares at all meetings of the Company's stockholders; provided that the Purchaser is not in default in the performance of any term of this Agreement, the Restricted Stock Purchase Agreement or Employment Agreement or in any payment due under the Note. In the event of such a default, the Company shall have the right to the extent permitted by law to vote and to give consents, ratifications and waivers and take any other action with respect to the Shares with the same force and effect as if the Company were the absolute and sole owner of the Shares.

     5. Upon payment in full of the outstanding principal balance of the Note and all interest and other charges due under the Note, subject to the terms of the Restricted Stock Purchase Agreement, the Company shall release from pledge and redeliver to the Purchaser the certificate(s) representing the Shares and the Assignment Separate From Certificate forms.

     6. In the event that the Purchaser fails to perform any term of this Agreement or fails to make any payment when due under the Note and such failure continues for 10 days after notice thereof (an "Event of Default"), the Company shall have all of the rights and remedies of a creditor and secured party at law and in equity, including (without limitation) the rights and remedies provided under the Uniform Commercial Code.

          Without limiting the foregoing, after an Event of Default, the Company may, after giving ten (10) days' prior written notice to the Purchaser by certified mail at his residence or business address, sell any or all of the Shares in such manner and for such price as the Company may determine, including (without limitation) through a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery. The Company is authorized at any such sale, if it deems it advisable to do so, to restrict the prospective bidders or purchasers of any of the Shares to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Shares, to restrict the prospective bidders or purchasers and the use any purchaser may make of the Shares and impose any other restriction or condition that the Company deems necessary or advisable under the federal and state securities laws.

          Upon any such sale the Company shall have the right to deliver, assign and transfer to the purchaser thereof the Shares so sold. Each purchaser at any such sale shall hold the Shares so sold absolute, free from any claim or right of any kind. In case of any sale of any or all of the Shares on credit or for future delivery, the Shares so sold may be retained by the Company until the selling price is paid by the purchaser thereof, but the Company shall not incur any liability in case of the failure of such purchaser to take up and pay for the Shares so sold and, in case of any such failure, such Shares may again be sold under the terms of this section.

          The Purchaser hereby agrees that any disposition of any or all of the Shares by way of a private placement or other method which in the opinion of the Company is required or advisable under Federal and state securities laws is commercially reasonable. At any public sale, the Company may (if it is the highest bidder) purchase all or any part of the Shares at such price as the Company deems proper. Out of the proceeds of any sale, the Company may retain an amount sufficient to pay all amounts then due under the Note, together with the expenses of the sale and reasonable attorneys' fees. The Company shall pay the balance of such proceeds, if any, to the Purchaser. The Purchaser shall be liable for any deficiency that remains after the Company has exercised its rights under this Agreement.

     7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to New York choice of law provisions.

     8. This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the purchaser and the Purchaser's legal representative, heirs, legatees, distributees, assigns and transferees by operation of law. It is expressly understood by the parties that if the Company engages in a transaction (whether pursuant to a merger or otherwise) pursuant to which it becomes a wholly owned subsidiary of another entity, such parent entity shall succeed to the Company's rights and obligations hereunder and thereafter references to the "Company" shall be to such parent entity.

     9. This Agreement contains the entire pledge agreement between the Company and the Purchaser.

     10. The Purchaser will execute any additional agreements, assignments or documents or take any other actions reasonably required by the Company to preserve and perfect the security interest in the Shares granted to the Company herein and otherwise to effectuate this Agreement.


      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Purchaser has personally executed this Agreement.

                                    E-NEWCO, INC.

                                    By /s/ Jon V. Diamond
                                       ---------------------------------------


                                    Title President
                                          ------------------------------------


                                    JON V. DIAMOND

                                    /s/ Jon V. Diamond
                                       ---------------------------------------